EXHIBIT 23.2

[LETTERHEAD OF ROSE, SNYDER & JACOBS]

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We have issued our report dated April 8, 2005, accompanying the consolidated financial statements of Intelligent Energy Holding, Plc. We hereby consent to the incorporation of said report in this Registration Statement of Dickie Walker Marine, Inc. on Form S-4. We also consent to the reference to us under the heading “experts” in this Registration Statement.

Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, CA

May 9, 2005